As filed with the Securities and Exchange Commission on May 15, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-1692300
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2485 Augustine Drive

Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)

ADVANCED MICRO DEVICES, INC. 2023 EQUITY INCENTIVE PLAN

(Full title of the plan)

Ava M. Hahn, Esq.

Senior Vice President and General Counsel

Advanced Micro Devices, Inc.

2485 Augustine Drive

Santa Clara, California 95054

(408) 749-4000

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

Proposed sale to take place as soon after the effective date of the registration statement as awards under the Advanced Micro Devices, Inc. 2023 Equity Incentive Plan are granted or exercised.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). These documents and the documents incorporated by reference into this registration statement pursuant to Item 3 of Part II of this registration statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Advanced Micro Devices, Inc. is sometimes referred to as “we,” “us” or “our.”

Pursuant to General Instruction E of Form S-8:

•

this registration statement is filed solely to register an additional 65,000,000 shares of our common stock reserved for issuance under the Advanced Micro Devices, Inc. 2023 Equity Incentive Plan, which increase was approved by our Board of Directors on March 9, 2026 and our stockholders on May 13, 2026; and

•

the contents of our registration statement on Form S-8 (File No. 333-272042) filed with the Securities and Exchange Commission (the “SEC”) on May 18, 2023 is incorporated by reference herein except for the information presented below in Part II, Item 3. Incorporation of Documents by Reference.

Item 3.	Incorporation of Documents by Reference.

We hereby incorporate by reference the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended:

•

Our Annual Report on Form 10-K and 10K/A for the fiscal year ended December 27, 2025, filed with the SEC on February 4, 2026, including information specifically incorporated by reference into our Form 10-K from our Proxy Statement for our 2026 Annual Meeting of Stockholders, filed with the SEC on March 27, 2026;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 28, 2026, filed with the SEC on May 6, 2026;

•	Our Current Reports on Form 8-K filed (not furnished) with the SEC on January 20, 2026, February 17, 2026, February 24, 2026 and May 15, 2026; and

•

The description of our common stock, par value $0.01 per share, contained in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 27, 2025, which was filed with the SEC on February  4, 2026, including any subsequently filed amendments and reports updating such description.

All documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of the filing of such documents, except as to any portion of any current report furnished under Items 2.02 or 7.01 of Form 8-K, and exhibits furnished in such report that relate to such portion or items. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Amended and Restated Certificate of Incorporation of Advanced Micro Devices, Inc., filed as Exhibit 3.1 to AMD’s Current Report on Form 8-K/A dated May 14, 2025, is hereby incorporated by reference.

4.2	Advanced Micro Devices, Inc. Amended and Restated Bylaws, as amended on February 13, 2024, filed as Exhibit 3.1 to AMD’s Current Report on Form 8-K dated February 20, 2024, is hereby incorporated by reference.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in the signature page to this registration statement).

99.1	Advanced Micro Devices, Inc. 2023 Equity Incentive Plan, filed as Exhibit A to the Company’s Proxy Statement on Schedule 14A filed on March 27, 2026, is hereby incorporated by reference.

107.1	Calculation of Filing Fee Table.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 15th day of May, 2026.

ADVANCED MICRO DEVICES, INC.

By:	/s/ Jean Hu
Name:	Jean Hu
Title:	Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Lisa T. Su, Jean Hu and Ava M. Hahn, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lisa T. Su Lisa T. Su	President and Chief Executive Officer (Principal Executive Officer), Director	May 15, 2026

/s/ Jean Hu Jean Hu	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	May 15, 2026

/s/ Emily Ellis Emily Ellis	Corporate Vice President, Chief Accounting Officer (Principal Accounting Officer)	May 15, 2026

/s/ Nora M. Denzel Nora M. Denzel	Lead Independent Director	May 15, 2026

/s/ Mike P. Gregoire Mike P. Gregoire	Director	May 15, 2026

/s/ Joe A. Householder Joe A. Householder	Director	May 15, 2026

/s/ John W. Marren John W. Marren	Director	May 15, 2026

/s/ KC McClure KC McClure	Director	May 15, 2026

/s/ Abhi Talwalkar Abhi Talwalkar	Director	May 15, 2026

/s/ Beth W. Vanderslice Beth W. Vanderslice	Director	May 15, 2026